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                                                                    EXHIBIT 11.1

                           MILLER EXPLORATION COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                          Year Ended December 31,
                                                                        2002                  2001
                                                               --------------------------------------
                                                                (In thousands, except per share data)

BASIC EARNINGS (LOSS) PER SHARE
Net loss                                                         $    (358)                 $(16,392)
Shares
     Weighted average shares outstanding                             1,982                     1,944
                                                                ----------                ----------
Basic earnings (loss) per share                                  $   (0.18)                $   (8.43)
                                                                 =========                 =========

DILUTED EARNINGS (LOSS) PER SHARE
Net loss                                                         $    (358)                 $(16,392)
Shares
     Weighted average shares outstanding                             1,982                     1,944
                                                                 ---------                ----------
Diluted earnings (loss) per share                                $   (0.18)                $   (8.43)
                                                                 =========                 =========